Exhibit 10.4

RESTRICTED STOCK AWARD AGREEMENT

UNDER

VERA BRADLEY DESIGNS, INC. 2010 RESTRICTED STOCK PLAN

This Restricted Stock Award Agreement (this “Agreement”) is made effective July 30, 2010 (the “Grant Date”), and is between Vera Bradley Designs, Inc., an Indiana corporation (the “Company”), and ______________ (the “Participant”). Any term capitalized but not defined in this Agreement will have the meaning set forth in the Vera Bradley Designs, Inc. 2010 Restricted Stock Plan (the “Plan”).

1. Grant. In order to optimize the profitability and growth of the Company through long-term incentives that are consistent with the Company’s objectives, to link the Participant’s interests with those of the Company’s shareholders and to give Participant an incentive for excellence in individual performance, the Company hereby grants, subject to the terms and conditions of this Agreement, to the Participant an aggregate of ________ shares of the Company’s Class B Common Stock (the “Restricted Stock”).

2. Stock Certificates. The Company shall issue certificates for the Restricted Stock in the Participant’s name and transfer such certificates to the Participant after which the Secretary of the Company shall hold the certificates until the shares of Restricted Stock vest or are forfeited.

3. Rights as Shareholder. On and after the Grant Date, subject to the restrictions on transfer set forth in Section 10 hereof, the Participant shall be entitled to all of the rights of a holder of Class B Common Stock with respect to the Restricted Stock, including the right to receive dividends and other distributions payable with respect to the Restricted Stock (including the right to tax distributions as described in the Shareholders Agreement); provided, however, that the Participant, as a condition of receiving this grant of Restricted Stock, acknowledges that the Company intends to make a distribution to its shareholders of record immediately prior to the Grant Date and that the Participant will not participate in such distribution. If the Participant forfeits any rights he/she may have under this Agreement in accordance with Section 4(e), the Participant shall, on the day following the event of forfeiture, cease to have any rights as a holder of Class B Common Stock with respect to the forfeited Restricted Stock or any interest therein and the Participant shall no longer be entitled to receive dividends on such shares.

4. Vesting.

(a) Except as provided in clauses (b), (c) and (d) of this Section 4, the Restricted Stock shall vest on the date that is twelve (12) months following the Grant Date, if the Participant has remained in Continuous Service with the Company or any of the Company Parties continuously until such date.

Upon vesting, shares of Restricted Stock shall be no longer be subject to restrictions on transfer specified in Section 10 hereof and shall become “Owned Shares.”

For purposes of this Agreement, “Continuous Service” shall mean the provision of services to any of the Company Parties in the capacity of a consultant, director or employee that is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an employee, director or consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company notwithstanding any required notice period that must be fulfilled before a termination as an employee, director or consultant can be effective under applicable laws. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, or (ii) any change in status as long as Participant remains in the service of a Company Party in any capacity of employee, director or consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(b) Upon the consummation of (i) a Public Offering or (ii) a private equity transaction (identified as such by the Board) pursuant to which additional securities of the Company are issued, all shares of Restricted Stock that have not yet vested under Section 4(a) above shall immediately vest in their entirety.

(c) If a Change in Control occurs, then the Board, in its sole discretion, may provide that all previously unvested shares of Restricted Stock shall vest in their entirety.

For purposes of this Agreement, “Change in Control” means either (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company (other than a collateral assignment by the Company of such assets to any lender as security for the Company’s obligations to such lender), or (ii) a transaction or series of transactions (including by way of merger, consolidation, sale of shares, recapitalization or otherwise) the result of which is that the beneficial owners (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Exchange Act) of the securities of the Company immediately prior to the transaction (or series of transactions) no longer own, directly or indirectly, an equity interest in the Company that represents at least fifty percent (50%) of the Company’s outstanding Common Shares or at least fifty percent (50%) of the equity interest of an entity that is a successor to the Company. For purposes of this Agreement, a Change in Control shall not be deemed to occur solely by virtue of the consummation of a Public Offering.

(d) If the Participant’s Service with the Company or Company Parties shall be terminated by reason of death or Disability, or by the Company or Company Parties other than for Cause, the shares of Restricted Stock that have not yet vested under Section 4(a) above shall immediately vest in their entirety.

(e) If the Participant terminates Service with the Company and the Company Parties for any reason other than those described in Section 4(d) above before all of his or her shares of Restricted Stock have become vested under this Agreement, the Participant’s shares of Restricted Stock that have not become vested as of the effective date of the termination shall be forfeited. Neither the Company nor any Company Party shall have any further obligations to the Participant under this Agreement with respect to such forfeited shares and such shares shall no longer be deemed to be outstanding.

5. Terms and Conditions of Distribution. The Company may distribute certificates for the Restricted Stock as soon as practicable after it becomes vested. Subject to the terms of the Shareholders Agreement or other applicable agreement, if the Participant dies before the Company has distributed Shares for the vested Restricted Stock, the Company shall distribute certificates for the vested Restricted Stock to the beneficiary or beneficiaries the Participant designated, in the proportions the Participant specified. If the Participant failed to designate a beneficiary or beneficiaries, the Company shall distribute certificates for the vested Restricted Stock to the Participant’s estate.

Notwithstanding the foregoing, the Company shall not distribute the certificates for the Restricted Stock until the Participant has paid to the Company any amount required to be withheld for federal, state or local taxes or has otherwise satisfied the requirements of Section 10 hereof.

6. Legend on Stock Certificates. The Company may require that certificates for Restricted Stock granted to the Participant pursuant to this Agreement bear any legend required by the Shareholders Agreement or other applicable agreement or that counsel to the Company believes is necessary or desirable to facilitate compliance with applicable securities laws.

7. Delivery of Certificates. Notwithstanding the provisions of Sections 4 and 5, the Company is not required to issue or deliver any certificates for Restricted Stock before completing the steps necessary to comply with applicable federal and state securities laws (including any registration requirements) and applicable stock exchange rules and practices. The Company shall use commercially reasonable efforts to cause compliance with those laws, rules and practices.

The Company shall not make any distribution of certificates before the first date the Restricted Stock may be distributed to the Participant without penalty or forfeiture under federal or state laws or regulations governing short swing trading of securities. In determining whether a distribution would result in such a penalty or forfeiture, the Company may rely upon information reasonably available to them or upon representations of the Participant’s legal or personal representative. The Participant shall deliver a stock power to the Company in the form attached hereto as Exhibit A (the “Stock Power”), endorsed in blank, relating to the Restricted Stock.

8. Drag-Along Right. Upon a Change in Control (or in the event of any other significant corporate transaction as determined by the Board in its sole discretion) at any time after the Grant Date, the Company will have the right (the “Drag-Along Right”), but not the obligation, to cause each Participant to tender for purchase any Owned Shares, for the same consideration and at the same price as apply to the beneficial owners of the Company’s outstanding Shares. The provisions of this Section shall automatically terminate upon the consummation of a Public Offering.

9. Transferability of Restricted Stock and Owned Shares. The Participant may not sell, transfer, pledge, assign or otherwise alienate or hypothecate the Restricted Stock except, in the event of his or her death, by will or the laws of descent and distribution. Prior to the consummation of a Public Offering, in no event may the Participant sell, transfer or otherwise dispose of an Owned Share without the Board’s advance written approval.

10. Securities Law Requirements.

(a) If at any time the Board determines that issuing Shares would violate applicable securities laws, the Company will not be required to issue Shares. The Board may declare any provision of this Agreement or action of its own null and void, if it determines the provision or action fails to comply with the short-swing trading rules.

(b) No Person who acquires Shares under this Agreement may sell the Shares, unless they make the offer and sale pursuant to an effective registration statement under the Securities Exchange Act, which is current and includes the Shares to be sold, or an exemption from the registration requirements of that Act.

11. Tax Withholding. The Company will have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount (either in cash or Shares, at the Company’s discretion) sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising under this Agreement. With respect to withholding required upon the lapse of restrictions on the Restricted Stock, the Company may, but need not, satisfy the minimum withholding requirement for supplemental wages, in whole or in part, by withholding Shares having a Fair Market Value (determined on the date the Participant recognizes taxable income on the Restricted Stock) equal to the minimum amount of withholding tax required to be collected on the transaction. The Participant may elect, subject to the approval of the Board, to deliver the necessary funds to satisfy the withholding obligation to the Company, in which case there will be no reduction in the Shares otherwise distributable to or held by the Participant. The Company may, in its discretion, offer to purchase Owned Shares or shares of Restricted Stock from the Participant at the Fair Market Value per Share in an amount necessary to satisfy any additional tax obligation in excess of the required minimum withholding amount.

12. No Limitation on Rights of the Company. The grant of Restricted Stock does not and will not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

13. Plan and Agreement Not a Contract of Employment or Service. Neither the Plan nor this Agreement is a contract of employment or Service, and no terms of the Participant’s employment or Service will be affected in any way by the Plan, this Agreement or related instruments, except to the extent specifically expressed therein. Neither the Plan nor this

Agreement will be construed as conferring any legal rights on the Participant to continue to be employed or remain in Service with the Company, nor will it interfere with the Company’s or any Company Party’s right to discharge the Participant or to deal with him or her regardless of the existence of the Plan, this Agreement or the Restricted Stock.

14. Notice. Any notice or other communication required or permitted under this Agreement must be in writing and must be delivered personally, sent by certified, registered or express mail, or sent by overnight courier, at the sender’s expense. Notice will be deemed given when delivered personally or, if mailed, three (3) days after the date of deposit in the United States mail or, if sent by overnight courier, on the regular business day following the date sent. Notice to the Company should be sent to Vera Bradley Designs, Inc., 2208 Production Road, Fort Wayne, Indiana 46808, Attn: Corporate Secretary. Notice to the Participant should be sent to the address set forth on the signature page below. Either party may change the Person and/or address to whom the other party must give notice under this Section by giving such other party written notice of such change, in accordance with the procedures described above.

15. Successors. All obligations of the Company under this Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business of the Company, or a merger, consolidation, or otherwise.

16. Governing Law. To the extent not preempted by federal law, this Agreement will be construed and enforced in accordance with, and governed by, the laws of the State of Indiana, without giving effect to its conflicts of law principles that would require the application of the law of any other jurisdiction.

17. Plan Document Controls. The rights granted under this Agreement are in all respects subject to the provisions set forth in the Plan to the same extent and with the same effect as if set forth fully in this Agreement. If the terms of this Agreement conflict with the terms of the Plan document, the Plan document will control.

18. Amendment of the Agreement. The Company and the Participant may amend this Agreement only by a written instrument signed by both parties.

19. Counterparts. The parties may execute this Agreement in one or more counterparts, all of which together shall constitute but one Agreement.

20. Joinder Agreement; Company Call Right; S Corporation Status. Notwithstanding anything to the contrary in this Agreement, the issuance of shares of Restricted Stock is conditioned on the Participant agreeing to execute a Joinder Agreement to the Shareholders Agreement or a similar shareholders agreement (the “Joinder Agreement”), which the Participant hereby agrees to execute (currently or at such point in the future as the Company, in its sole discretion, determines to be appropriate), with the shares of Restricted Stock thereby becoming subject to the terms of the Shareholders Agreement (as Non Voting Shares) or similar agreement. In addition, if the Participant’s Service with the Company or Company Parties shall terminate for any reason prior to a Public Offering, the Restricted Stock and Owned Shares not forfeited in connection with such termination shall be subject to repurchase by the Company at the then Fair Market Value per Share in accordance with such procedures as the Company shall determine. In addition, the Participant represents and warrants that such Participant is an individual who is a U.S. citizen or a U.S. resident. To the extent necessary to maintain the Company’s status as an “S” Corporation for federal income tax purposes, Participant also covenants that as long as he or she is a shareholder of the Company, he or she shall be a U.S. citizen or U.S. resident.

21. Section 83(b) Election. In connection with the grant hereunder, the Participant may execute and timely file with the Internal Revenue Service a Section 83(b) Election in the form attached hereto as Exhibit B.

[signature page follows]

IN WITNESS WHEREOF, the Company and the Participant have duly executed this Agreement as of the date first written above.

Vera Bradley Designs, Inc.

(Participant’s Signature)

By:

Participant’s Name and Address for notices:

Its: